Exhibit 99.1

News Release
Republic First Bancorp, Inc.
July 23, 2013

REPUBLIC FIRST BANCORP, INC. REPORTS EARNINGS FOR SECOND QUARTER 2013

Philadelphia, PA, July 23, 2013 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended June 30, 2013.  The Company has recorded net income of $1.0 million, or $0.04 per share, for the second quarter of 2013 compared to net income of $1.0 million, or $0.04 per share, for the second quarter of 2012.

“We are very pleased with the progress we’re making with the transformation of Republic Bank in spite of the economic malaise of the overall economy,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “Loans continue to grow, asset quality continues to improve, and our net interest margin is increasing.”

“In addition, we’re very excited about our expansion plans that were announced during the second quarter,” Madonna added.  “We have broken ground on a new store location in Cherry Hill, NJ and are moving forward with plans to relocate our stores in Voorhees, NJ and Media, PA to new and improved sites.  We expect to open the Media store in September and Cherry Hill and Voorhees stores in the fourth quarter.  Our incomparable approach to customer service and convenience will be matched with first class facilities.”

In the second quarter the Company officially announced its plans to construct a new prototype building at premier locations in Cherry Hill and Voorhees, NJ.  The store in Media, PA will be also relocated to a significantly improved site and one of the Center City Philadelphia stores located at 16th and Market is being expanded to nearly double its size.  Each of these locations will offer extended hours, a free coin counting machine and safe deposit boxes.

Highlights for the Period Ending June 30, 2013

➢
The Company recorded net income of $1.0 million, or $0.04 per share, for the quarter ended June 30, 2013 compared to net income of $1.0 million, or $0.04 per share, for the quarter ended June 30, 2012. On a year to date basis, net income was $2.0 million, or $0.08 per share, for the six month period ended June 30, 2013 compared to $2.3 million, or $0.09 per share, for the six month period ended June 30, 2012.

➢	The net interest margin improved to 3.73% in the second quarter 2013 compared to 3.59% for the second quarter 2012.

➢	Total loans increased by $32.8 million, or 5%, to $637.7 million as of June 30, 2013 compared to $604.9 million at June 30, 2012.

➢
Asset quality improved as non-performing assets decreased by $3.5 million to $19.9 million, or 2.17% of total assets, at June 30, 2013 compared to $23.4 million, or 2.52% of total assets as of March 31, 2013.

➢
SBA lending continued to be a focal point of the Company’s lending strategy. $25.0 million in new SBA loans were originated during the quarter ended June 30, 2013. Our team is currently ranked as the #1 SBA lender in the state of New Jersey based on the dollar volume of loan originations.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 12.95% and a Tier I Leverage Ratio of 9.68% at June 30, 2013.

➢	Tangible book value per share as of June 30, 2013 was $2.67.

Income Statement

The Company reported net income of $1.0 million, or $0.04 per share, for the three month period ended June 30, 2013, compared to net income of $1.0 million, or $0.04 per share, for the three month period ended June 30, 2012.  Net income for the six month period ended June 30, 2013 was $2.0 million, or $0.08 per share, compared to net income of $2.3 million, or $0.09 per share, for the six months ended June 30, 2012.

The Company continues to lower its cost of funds as evidenced by a decrease of 20 basis points to 0.53% for the three month period ended June 30, 2013, compared to 0.73% for the three month period ended June 30, 2012. The net interest margin increased to 3.73% for the three month period ended June 30, 2013 compared to 3.59% for the three month period ended June 30, 2012.

Non-interest income increased to $2.9 million for the three month period ended June 30, 2013 compared to $2.5 million for the three month period ended June 30, 2012, primarily due to gains on the sale of SBA loans of $2.1 million recognized during the three month period ended June 30, 2013.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Jun 30, 2013	Jun 30, 2012	% Change	Mar 31, 2013	% Change

Total assets	$919,666	$938,391	(2%)	$926,084	(1%)

Total loans (net)	628,401	595,528	6%	617,769	2%

Total deposits	820,852	841,314	(2%)	826,138	(1%)

Total core deposits	805,361	790,616	2%	809,206	0%

Net loans increased by $32.9 million, or 6%, as of June 30, 2013 compared to June 30, 2012.  Core deposits grew by $14.7 million to $805.4 million as of June 30, 2013 compared to $790.6 million as of June 30, 2012.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Jun 30, 2013	Jun 30, 2012	% Change	Mar 31, 2013	% Change	2nd Qtr 2013 Cost of Funds

Demand noninterest-bearing	$143,485	$130,143	10%	$149,857	(4%)	0.00%

Demand interest-bearing	180,802	144,754	25%	159,601	13%	0.46%

Money market and savings	408,355	420,700	(3%)	425,753	(4%)	0.41%

Certificates of deposit	72,719	95,019	(23%)	73,995	(2%)	0.80%

Total core deposits	$805,361	$790,616	2%	$809,206	0%	0.38%

Core deposits increased to $805.4 million at June 30, 2013 compared to $790.6 million at June 30, 2012 as the Company continues to focus its effort on the gathering of low-cost core deposits. We recognized strong growth in demand account balances on a year to year basis.  At the same time we’ve reduced the overall deposit cost of funds to 0.41% for the three month period ending June 30, 2013 compared to 0.62% for the three month period ending June 30, 2012. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources like brokered and internet-based certificates of deposit.

Lending

Loans by type are as follows (dollars in thousands):

Description	Jun 30, 2013	% of Total	Jun 30, 2012	% of Total	Mar 31, 2013	% of Total

Commercial real estate	$329,599	52%	$333,961	55%	$332,407	53%
Construction and land development	31,455	5%	36,306	6%	27,614	4%
Commercial and industrial	108,951	17%	102,382	17%	110,785	18%
Owner occupied real estate	137,219	22%	112,338	19%	129,692	21%
Consumer and other	28,413	4%	17,707	3%	24,359	4%
Residential mortgage	2,400	0%	2,488	0%	2,425	0%
Deferred costs (fees)	(304)		(269)		(160)

Gross loans	$637,733	100%	$604,913	100%	$627,122	100%

Gross loans increased by $32.8 million to $637.7 million at June 30, 2013 compared to $604.9 million at June 30, 2012 as a result of an increase in quality loan demand over the last twelve months.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Quarter Ended
	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012

Non-performing assets / total assets	2.17%	2.52%	1.81%

Quarterly net loan charge-offs / average loans	0.60%	0.12%	1.24%

Allowance for loan losses / gross loans	1.46%	1.49%	1.55%

Allowance for loan losses / non-performing loans	70%	62%	86%

Non-performing assets / capital and reserves	25%	29%	22%

Non-performing assets decreased by $3.5 million to $19.9 million, or 2.17% of total assets, at June 30, 2013, compared to $23.4 million, or 2.52% of total assets, as of March 31, 2013.  The allowance for loan losses as a percentage of non-performing loans increased to 70% as of June 30, 2013, compared to 62%  as of March 31, 2013.  The ratio of non-performing assets to capital and reserves decreased to 25% as of June 30, 2013 compared to 29% as of March 31, 2013.

Capital

The Company’s capital regulatory ratios at June 30, 2013 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	9.68%	5.00%

Tier 1 Risk Based Capital	11.73%	6.00%

Total Risk Based Capital	12.95%	10.00%

Total shareholders’ equity was $69.4 million at June 30, 2013 which represented a book value per share of $2.67, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2012 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands)	2013	2013	2012

ASSETS
Cash and due from banks	$8,934	$9,592	$8,713
Interest-bearing deposits and federal funds sold	47,850	62,337	90,409
Total cash and cash equivalents	56,784	71,929	99,122

Securities - Available for sale	184,371	173,550	179,794
Securities - Held to maturity	68	68	66
Restricted stock	2,326	3,276	4,816
Total investment securities	186,765	176,894	184,676

Loans held for sale	282	165	975

Loans receivable	637,733	627,122	604,913
Allowance for loan losses	(9,332)	(9,353)	(9,385)
Net loans	628,401	617,769	595,528

Premises and equipment	21,232	21,630	22,772
Other real estate owned	6,584	8,268	6,135
Other assets	19,618	29,429	29,183

Total Assets	$919,666	$926,084	$938,391

LIABILITIES
Non-interest bearing deposits	$143,485	$149,857	$130,143
Interest bearing deposits	677,367	676,281	711,171
Total deposits	820,852	826,138	841,314

Short-term borrowings	-	-	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	6,970	6,950	7,341

Total Liabilities	850,298	855,564	871,131

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	106,908	106,825	106,575
Accumulated deficit	(32,225)	(33,236)	(35,530)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	(1,672)	574	(142)

Total Shareholders' Equity	69,368	70,520	67,260

Total Liabilities and Shareholders' Equity	$919,666	$926,084	$938,391

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2013	2013	2012	2013	2013

INTEREST INCOME
Interest and fees on loans	$8,080	$7,928	$8,179	$16,008	$16,269
Interest and dividends on investment securities	1,091	1,120	1,386	2,211	2,771
Interest on other interest earning assets	44	59	84	103	185
Total interest income	9,215	9,107	9,649	18,322	19,225

INTEREST EXPENSE
Interest on deposits	839	976	1,340	1,815	2,955
Interest on borrowed funds	278	278	284	556	569
Total interest expense	1,117	1,254	1,624	2,371	3,524

Net interest income	8,098	7,853	8,025	15,951	15,701
Provision (credit) for loan losses	925	-	500	925	(250)

Net interest income after provision (credit) for loan losses	7,173	7,853	7,525	15,026	15,951

NON-INTEREST INCOME
Service fees on deposit accounts	265	234	226	499	436
Gain on sale of SBA loans	2,107	650	1,110	2,757	2,196
Gain on sale of investment securities	-	703	774	703	774
Other non-interest income	498	656	389	1,154	739
Total non-interest income	2,870	2,243	2,499	5,113	4,145

NON-INTEREST EXPENSE
Salaries and employee benefits	4,503	4,287	3,963	8,790	8,097
Occupancy and equipment	1,348	1,327	1,378	2,675	2,740
Legal and professional fees	862	687	1,196	1,549	2,378
Foreclosed real estate	109	917	104	1,026	202
Regulatory assessments and related fees	241	344	351	585	689
Other operating expenses	1,993	1,568	2,018	3,561	3,740
Total non-interest expense	9,056	9,130	9,010	18,186	17,846

Income before benefit for income taxes	987	966	1,014	1,953	2,250

Benefit for income taxes	(24)	(26)	7	(50)	(62)

Net income	$1,011	$992	$1,007	$2,003	$2,312

Net Income per Common Share
Basic	$0.04	$0.04	$0.04	$0.08	$0.09
Diluted	$0.04	$0.04	$0.04	$0.08	$0.09

Average Common Shares Outstanding
Basic	25,973	25,973	25,973	25,973	25,973
Diluted	26,103	26,015	25,996	26,062	25,988

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	June 30, 2013			March 31, 2013			June 30, 2012

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$62,419	$44	0.28%	$86,685	$59	0.28%	$119,275	$84	0.28%
Securities	182,025	1,117	2.45%	183,387	1,159	2.53%	185,091	1,449	3.13%
Loans receivable	633,547	8,128	5.15%	621,642	7,977	5.20%	606,617	8,215	5.45%
Total interest-earning assets	877,991	9,289	4.24%	891,714	9,195	4.18%	910,983	9,748	4.30%

Other assets	50,912			59,736			56,084

Total assets	$928,903			$951,450			$967,067

Interest-bearing liabilities:

Demand non interest-bearing	$141,390			$144,045			$125,528
Demand interest-bearing	180,824	207	0.46%	170,868	195	0.46%	126,025	185	0.59%
Money market & savings	417,567	428	0.41%	422,766	502	0.48%	461,622	722	0.63%
Time deposits	88,994	204	0.92%	114,054	279	0.99%	157,013	433	1.11%
Total deposits	828,775	839	0.41%	851,733	976	0.46%	870,188	1,340	0.62%

Total interest-bearing deposits	687,385	839	0.49%	707,688	976	0.56%	744,660	1,340	0.72%

Other borrowings	22,476	278	4.96%	22,476	278	5.02%	22,526	284	5.07%

Total interest-bearing liabilities	709,861	1,117	0.63%	730,164	1,254	0.70%	767,186	1,624	0.85%
Total deposits and
other borrowings	851,251	1,117	0.53%	874,209	1,254	0.58%	892,714	1,624	0.73%

Non interest-bearing liabilities	7,379			7,343			7,506
Shareholders' equity	70,273			69,898			66,847
Total liabilities and
shareholders' equity	$928,903			$951,450			$967,067

Net interest income		$8,172			$7,941			$8,124
Net interest spread			3.61%			3.48%			3.45%

Net interest margin			3.73%			3.61%			3.59%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the six months ended			For the six months ended
(dollars in thousands)	June 30, 2013			June 30, 2012

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$74,485	$103	0.28%	$140,689	$185	0.25%
Securities	182,702	2,276	2.49%	181,871	2,896	3.18%
Loans receivable	627,628	16,105	5.17%	599,722	16,342	5.48%
Total interest-earning assets	884,815	18,484	4.21%	922,282	19,423	4.24%

Other assets	55,299			55,626

Total assets	$940,114			$977,908

Interest-bearing liabilities:

Demand non interest-bearing	$142,710			$135,191
Demand interest-bearing	175,873	402	0.46%	121,910	356	0.59%
Money market & savings	420,152	930	0.45%	445,364	1,585	0.72%
Time deposits	101,455	483	0.96%	178,268	1,014	1.14%
Total deposits	840,190	1,815	0.44%	880,733	2,955	0.67%

Total interest-bearing deposits	697,480	1,815	0.52%	745,542	2,955	0.80%

Other borrowings	22,476	556	4.99%	22,550	569	5.07%

Total interest-bearing liabilities	719,956	2,371	0.66%	768,092	3,524	0.92%
Total deposits and
other borrowings	862,666	2,371	0.55%	903,283	3,524	0.78%

Non interest-bearing liabilities	7,424			8,554
Shareholders' equity	70,024			66,071
Total liabilities and
shareholders' equity	$940,114			$977,908

Net interest income		$16,113			$15,899
Net interest spread			3.55%			3.32%

Net interest margin			3.67%			3.47%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
	June 30,	March 31,	June 30,	Dec 31	June 30,	June 30,
(dollars in thousands)	2013	2013	2012	2012	2013	2012

Balance at beginning of period	$9,353	$9,542	$10,756	$12,050	$9,542	$12,050

Provision (credit) charged to operating expense	925	-	500	1,350	925	(250)
	10,278	9,542	11,256	13,400	10,467	11,800

Recoveries on loans charged-off:
Commercial	58	1	105	105	59	105
Consumer	25	-	27	29	25	28
Total recoveries	83	1	132	134	84	133

Loans charged-off:
Commercial	(1,029)	(115)	(1,903)	(3,890)	(1,144)	(2,447)
Consumer	-	(75)	(100)	(102)	(75)	(101)

Total charged-off	(1,029)	(190)	(2,003)	(3,992)	(1,219)	(2,548)

Net charge-offs	(946)	(189)	(1,871)	(3,858)	(1,135)	(2,415)

Balance at end of period	$9,332	$9,353	$9,385	$9,542	$9,332	$9,385

Net charge-offs as a percentage of
average loans outstanding	0.60%	0.12%	1.24%	0.63%	0.36%	0.81%

Allowance for loan losses as a percentage
of period-end loans	1.46%	1.49%	1.55%	1.54%	1.46%	1.55%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2013	2013	2012	2012	2012

Non-accrual loans:
Commercial real estate	$12,673	$14,415	$14,850	$15,156	$10,090
Consumer and other	667	700	996	996	802
Total non-accrual loans	13,340	15,115	15,846	16,152	10,892

Loans past due 90 days or more
and still accruing	-	-	202	-	-

Total non-performing loans	13,340	15,115	16,048	16,152	10,892

Other real estate owned	6,584	8,268	8,912	7,312	6,135

Total non-performing assets	$19,924	$23,383	$24,960	$23,464	$17,027

Non-performing loans to total loans	2.09%	2.41%	2.60%	2.59%	1.80%

Non-performing assets to total assets	2.17%	2.52%	2.52%	2.43%	1.81%

Non-performing loan coverage	69.96%	61.88%	59.46%	60.66%	86.16%

Allowance for loan losses as a percentage
of total period-end loans	1.46%	1.49%	1.54%	1.57%	1.55%

Non-performing assets / capital plus
allowance for loan losses	25.32%	29.28%	31.42%	29.80%	22.22%